As filed with the Securities and Exchange Commission on November 7, 2002.

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          __________________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                CITIGROUP INC.
            (Exact name of registrant as specified in its charter)


           Delaware                                          52-1568099
-----------------------------------------               ----------------------
(State of incorporation or organization)                 (I.R.S. Employer
                                                         Identification No.)


399 Park Avenue
New York, New York                                               10043
-----------------------------------------               -----------------------
(Address of principal executive offices)                       (Zip Code)

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
If this form relates to the registration of a class     If this form relates to the registration of a class of
of securities pursuant to Section 12(b) of the          securities pursuant to Section 12(g) of the Exchange
Exchange Act and is effective pursuant to General       Act and is effective pursuant to General Instruction
Instruction A.(c), please check the following           A.(d), please check the following box.  [X]
box. [  ]


Securities Act registration statement file number to which this form
relates:   333-57364
         -------------
         (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act: None


Securities to be registered pursuant to Section 12(g) of the Act:


         TITLES OF EACH CLASS                   NAME OF EXCHANGE ON WHICH
         TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
       ------------------------                 ------------------------------

       Litigation Tracking Warrants             Nasdaq National Market
       for the purchase of shares of
       common stock, par value $0.01 per
       share, of Citigroup Inc. and cash


Item 1. Description of Registrant's Securities to be Registered.

         A complete description of the litigation tracking warrants (the "LTWs") to be registered hereunder is contained under the caption
"Description of the LTWs" in the Prospectus Supplement, dated as of November 7, 2002, which supplements the Prospectus dated as of March 30, 2001 that forms a part of the Registration Statement on Form S-3 (File No. 333-57364) of Citigroup Inc. ("Citigroup"), filed with the Securities and Exchange
Commission under the Securities Act of 1933, as amended (the "Securities
Act"). Such description is hereby incorporated by reference and any such description included in a form of prospectus subsequently filed by Citigroup pursuant to Rule 424(b) under the Securities Act shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

         4.1 Amended and Restated Certificate of Incorporation of Citigroup (incorporated by reference to Exhibit 3.1.4 of Citigroup's Quarterly Report on Form 10-Q for the first quarter of 2001).

         4.2 Amended and Restated By-Laws of Citigroup (incorporated by reference to Exhibit 3.2 of Citigroup's Quarterly Report on Form 10-Q for the third quarter of 1999).

         4.3 Warrant Agreement, by and between Golden State Bancorp Inc. and ChaseMellon Shareholder Services, L.L.C., dated as of May 4, 1998. (incorporated by reference to Exhibit 4.6 of Golden State Bancorp Inc.'s Registration Statement on Form S-3 (File No. 333-47309))

         4.4 Assignment, Assumption and Amendment Agreement, by and among Citigroup, Golden State Bancorp Inc. and Mellon Investor Services, dated as of November 6, 2002.


SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            CITIGROUP INC.


Dated: November 7, 2002                     By: /s/ William P. Hannon
                                                 -------------------------
                                            Name:  William P. Hannon
                                            Title: Controller and Chief
                                                     Accounting Officer